Power of Attorney


KNOW ALL MEN BY THESE PRESENTS:  That the

undersigned officer of Tractor Supply Company, a Delaware corporation
(the
Company), hereby constitutes and appoints David C. Lewis as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Securities and Exchange Commission Forms 3,
4 and 5 and other documents relating thereto with respect to the securities of the Company beneficially owned by the undersigned, any and all amendments thereto, and to file the same with the Securities and Exchange
Commission, and grants unto said attorney-in-fact and substitute or substitutes full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he might do in person, and hereby ratifies and confirms all things that said attorney-in-fact and substitute or substitutes may lawfully do and seek to be done by virtue hereof. This
Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.

IN WITNESS WHEREOF, the
undersigned has
hereunto set his hand this 9th day of February, 2006.



/s/ Blake A.
Fohl
Blake A. Fohl